UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 2, 2017

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

799 W. Coliseum Way

Midvale, Utah 84047

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                                 On February 6, 2017, Mr. Samuel A. Mitchell resigned from the Board of Directors.

(e)           On February 2, 2017 the Compensation Committee set 2017 salaries and approved restricted stock unit grants under the Company’s 2005 Equity Incentive Plan to officers of the Company, including the persons named below for whom disclosure may be required by Item 5.02(e) of Form 8-K (the “Officers”), as shown below. The Compensation Committee also approved a bonus plan for 2017, but none of the Officers will participate in the bonus plan.

Name and Title	2017 Salary	Restricted Stock Unit Grant (1)
Patrick M. Byrne, Chairman of the Board and Chief Executive Officer	$100,000	20,000
Saum Noursalehi, President, Retail	$400,000	32,500
Robert P. Hughes, Senior Vice President, Finance and Risk Management	$300,000	15,000
Brian Popelka, Senior Vice President	$300,000	10,000

(1)           Restricted stock unit grants are made pursuant to the Company’s 2005 Equity Incentive Plan and will vest in three equal annual increments. Figures shown are the number of units/shares.

This Form 8-K may include statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve risks and uncertainties and are only predictions. Actual events or results may differ materially from those contemplated by forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein are included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on November 3, 2016, the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2016, and any subsequent filings we make with the SEC after the date of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle Vice President, Legal and acting General Counsel

Date:	February 7, 2017